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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                      NEW SOUTH MOTOR VEHICLE TRUST 2002-A

                 $35,000,000 Class A-1 1.44% Asset Backed Notes
                 $45,400,000 Class A-2 1.94% Asset Backed Notes
                 $56,951,213 Class A-3 3.03% Asset Backed Notes

                           BOND SECURITIZATION, L.L.C.
                                    (Company)

                         NEW SOUTH FEDERAL SAVINGS BANK
                                    (Sponsor)

                             UNDERWRITING AGREEMENT

                                                               November 18, 2002

BANC ONE CAPITAL MARKETS, INC.
As Underwriter (the "Underwriter")
Mail Suite IL1-0596
1 Bank One Plaza
Chicago, IL 60670-0596

Ladies and Gentlemen:

         Bond Securitization, L.L.C., a Delaware limited liability company (the "Company") and a wholly owned, special purpose, bankruptcy remote subsidiary of Banc One Financial Corporation, a Delaware corporation, proposes to sell to the Underwriter listed in Schedule I hereto (the "Underwriter") $35,000,000 aggregate principal amount of Class A-1 1.44% Asset Backed Notes (the "Class A-1 Notes"), $45,400,000 aggregate principal amount of Class A-2 1.94% Asset Backed Notes (the "Class A-2 Notes") and $56,951,213 aggregate principal amount of Class A-3 3.03% Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and Class A-2 Notes, the "Notes"). The Notes are issued by New South Motor Vehicle Trust 2002-A (the "Trust"). The Trust also will issue one certificate to New South Federal Savings Bank (the "Sponsor") that will represent the sole equity interest in the Trust (the "Certificate" and, together with the Notes, the "Securities"). Each Note will be secured by the assets of the Trust pursuant to the Indenture (as hereinafter defined).

         The assets of the Trust (the "Trust Property") include, among other things, a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light duty trucks (the "Receivables"), certain monies received under the Receivables after October 31, 2002 (the "Initial Cutoff Date"), in the case of Receivables sold to the Trust on the Closing Date (the "Initial Receivables"), and with respect to Receivables sold to the Trust on the funding date to occur after the Closing Date (the "Subsequent Receivables"), certain monies received under the Subsequent Receivables after the cutoff

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date related to the transfer of such Subsequent Receivables (the "Subsequent
Cutoff Date"). The Receivables will be serviced for the Trust by the Sponsor in its capacity as servicer (in such capacity, the "Servicer").

         The Receivables will be sold to the Company by the Sponsor pursuant to a Purchase Agreement, dated as of the Closing Date between the Sponsor and the Company. The Sponsor originated 100% of the Receivables (in such capacity, the "Originator"). The Receivables will be conveyed by the Company to the Trust pursuant to a Sale and Servicing Agreement dated as of the Closing Date (the "Sale and Servicing Agreement") among the Company, the Servicer, JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee") and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

         The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (the "Indenture") between the Trust and the Indenture Trustee. The Certificate will be issued pursuant to a Trust Agreement to be dated as of the Closing Date (the "Trust Agreement") between the Company and the Owner Trustee.

         The Notes will have the benefit of a financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Insurer") pursuant to the terms of an Insurance Agreement among the Insurer, the Sponsor, the Trust and the Indenture Trustee.

         The Company has prepared, in conformity in all material respects with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and filed with the Securities and Exchange Commission (the "Commission") a registration statement (Reg. No. 333-72708), including a prospectus, relating to the Notes. The registration statement as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to as the "Registration Statement". The form of base prospectus included in the Registration Statement as most recently filed with the Commission or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is referred to as the "Base Prospectus" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Notes and the offering thereof (the "Prospectus Supplement") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "Prospectus".

         The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" refers to such rule under the Act. "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Policy, the Insurance Agreement, this Agreement, the Securities and the Note Depository Agreement. "Securityholder" means any

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Noteholder and any Certificateholder and "Security Owner" means the beneficial owner of any Note or Certificate. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

          1. The Company agrees to sell and deliver to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the aggregate principal amounts and classes of Notes set forth opposite the Underwriter's name in Schedule I hereto. The purchase price for Notes of any class will be the applicable percentage set forth on Schedule I hereto of the aggregate principal amount of such class purchased. The Underwriter agrees that:

          (a) It has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended.

          (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust and shall procure that the Notes are not offered or sold in the United Kingdom other than to persons authorized under FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to person qualifying as high net worth persons under Article 49 of the Order, or if distributed in the United Kingdom by authorized persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 ("CIS Order") or to persons qualifying as high net worth persons under Article 22 of the CIS Order.

          (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          2. The Company understands that the Underwriter intends (i) to make a public offering of the Notes purchased by the Underwriter hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Company and the Underwriter is advisable and (ii) initially to offer the Notes purchased by the Underwriter hereunder upon the terms set forth in the Prospectus.

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         3.  Payment for the Notes purchased by the Underwriter hereunder shall be made to the Company or to its order by wire transfer of same day funds at the office of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois, time on November 26, 2002, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing (the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks generally are permitted or required to be closed in New York, New York, Chicago, Illinois, Wilmington, Delaware or Birmingham, Alabama.

         Payment for the Notes purchased by the Underwriter hereunder shall be made against delivery to the Underwriter on the Closing Date of such Notes in global form registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Basic Documents, as the Underwriter shall request in writing not later than a reasonable time prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriter of the Notes duly paid by the Company. The Company shall make such global certificates representing the Notes available for inspection by the Underwriter at the office of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603 not later than 1:00 P.M., Chicago, Illinois time, on the Business Day prior to the Closing Date.

         4. The Company represents and warrants to and agrees with the Underwriter and the Sponsor that:

         (a) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. The conditions to the use by the Company of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

         (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Registration Statement will conform in all material respects to the requirements of the Act and the Rules and Regulations, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Prospectus other than the Company Information (as defined herein).

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         (c) The Company is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as now conducted by it and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property. The Company has the power, authority and legal right to execute, deliver and perform this Agreement and each of the other Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Owner Trustee as Trust Property.

         (d) The execution, delivery and performance by the Company of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company by all necessary corporate action. The Basic Documents to which the Company is a party have been duly executed and delivered by the Company and, when executed and delivered by the Company and the other parties thereto, each of such Basic Documents will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

         (e) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Company of any of the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

         (f) The Company is not in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance by the Company of the Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not materially conflict with or result in a material breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) the organizational documents of the Company, (B) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company is bound, which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or (C) any law, order, rule or

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regulation applicable to the Company of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Company.

         (g) There are no proceedings or investigations pending, or to the knowledge of the Company threatened, to which the Company is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) that are required to be disclosed in the Registration Statement and are not so disclosed, (ii) asserting the invalidity of this Agreement or any of the Basic Documents, (iii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, (v) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (vi) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Securities or the marketability of any of the Securities.

         (h) There are no contracts or other documents to which the Company is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement pursuant to the Act and the Rules and Regulations which are not filed or described as required.

         (i) The representations and warranties of the Company contained in the Basic Documents to which it is a party are true and correct as of the dates of the respective Basic Documents in all material respects.

         (j) By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, the Company will transfer title in the Receivables to the Trust, subject to no Lien created by the Company prior or equal to the ownership or security interest granted to the Trust.

         5. The Sponsor represents and warrants to and agrees with the Underwriter that:

         (a) (i) On the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions (x) made in reliance upon and in conformity with

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information furnished to the Sponsor or the Company in writing by the
Underwriter expressly for use in the Prospectus (collectively, "Underwriter Information") or (y) under the caption "The Depositor" in the Prospectus Supplement and "The Company" in the Base Prospectus (the "Company Information"). The Sponsor hereby agrees with the Underwriter that, for all purposes of this Agreement, the only Underwriter Information furnished consists of the statements in the second sentence of the third paragraph of the Prospectus Supplement and the fifth paragraph under the caption "Underwriting" in the Base Prospectus.

         (b) The computer tapes with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tapes"), and made available to the Underwriter by the Sponsor were complete and accurate in all material respects as of the date thereof.

         (c) The Sponsor is a federally chartered savings bank that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as now conducted by it and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property. The Sponsor has the power, authority and legal right to execute, deliver and perform this Agreement and each of the other Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Owner Trustee as Trust Property.

         (d) The Securities have been duly authorized, and, when issued and delivered pursuant to the Basic Documents and duly executed and authenticated by the Owner Trustee and the Indenture Trustee, as applicable, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Basic Documents. The execution, delivery and performance by the Sponsor of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Sponsor by all necessary action. The Basic Documents to which the Sponsor is a party have been duly executed and delivered by the Sponsor and, when executed and delivered by the Sponsor and the other parties thereto, each of such Basic Documents will constitute a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies. The Notes and the Basic Documents conform to the descriptions thereof in the Prospectus in all material respects. The Notes and the Indenture have been duly executed and delivered by the Trust and, when the Indenture is executed and the Notes are authenticated by the Indenture Trustee, the Indenture and the Notes will constitute legal, valid and binding obligations of the Owner Trustee, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

         (e) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Sponsor of any of the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

         (f) The Sponsor is not in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance by the Sponsor of the Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not materially conflict with or result in a material breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) the organizational documents or bylaws of the Sponsor, (B) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Sponsor is a party or by which the Sponsor is bound, which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or (C) any law, order, rule or regulation applicable to the Sponsor of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor.

         (g) There are no proceedings or investigations pending, or to the knowledge of the Sponsor threatened, to which the Sponsor is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) that are required to be disclosed in the Prospectus and are not so disclosed, (ii) asserting the invalidity of this Agreement or any of the Basic Documents, (iii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) seeking any determination or ruling that might materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, (v) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (vi) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Securities or the marketability of any of the Securities.

         (h) There are no contracts or other documents of a character required to be described in the Prospectus pursuant to the Act and the Rules and Regulations which are not filed or described as required.

         (i) The representations and warranties of the Sponsor contained in the Basic Documents to which each is a party are true and correct as of the dates of the respective Basic Documents in all material respects.

         (j) By assignment and delivery of each of the Receivables to the Company as of the Closing Date, title in such Receivables will be transferred to the Company, subject to no Lien prior or equal to the ownership interest granted to the Company.

         (k) KPMG, LLP are independent public accountants with respect to the Sponsor within the meaning of the Act and the Rules and Regulations.

         6. The Sponsor and the Company, as applicable, covenants and agrees (severally and not jointly) with each other and with the Underwriter that:

         (a) Prior to the termination of the offering of the Notes, the Company will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus without first furnishing to the Underwriter a copy of the proposed amendment or supplement and giving the Underwriter a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Company of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The receipt by the Underwriter of any amendment or supplement to the Registration Statement or Prospectus, as applicable, shall not be deemed a waiver of any condition set forth in Section 7 hereof.

         (b) The Company will deliver, at its expense, to the Underwriter, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (c) below, and the Sponsor will deliver, at its expense, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriter may reasonably request.

         (c) If during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriter a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, the Sponsor will forthwith prepare and furnish, at the expense of the Sponsor, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Sponsor) to which Notes may have been sold by the Underwriter and upon request by the Underwriter to any other dealers identified by the Underwriter, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be materially misleading or so that the Prospectus will comply with applicable law. Neither your consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

         (d) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and the Sponsor will pay all reasonable fees and expenses (including fees and disbursements of counsel to the Underwriter to the extent provided in Section 7(iii) hereof) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Company shall not be required to file a general consent to service of process in any jurisdiction.

         (e) The Sponsor will cause the Trust to make generally available to Securityholders and to the Underwriter all financial information required to be sent to Securityholders pursuant to the Basic Documents.

         (f) For the period from the date of this Agreement until the retirement of all of the Notes the Sponsor will, or will cause the Servicer to, furnish to the Underwriter (i) copies of each Servicer's Certificate and the annual statements of compliance delivered to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents and the annual independent certified public accountant's servicing reports furnished to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents, by first-class mail at the same time such statements and reports are furnished to the Owner Trustee or Indenture Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all other reports and communications to any Securityholders or Security Owners, or to or from the Owner Trustee, Indenture Trustee, the Clearing Agency, any Rating Agency or the Commission relating to the Trust or the Securities, (iv) copies of each Opinion of Counsel and Officer's Certificate delivered pursuant to the Basic Documents, as soon as available, and (v) from time to time, such other information concerning the Trust or the Sponsor as the Underwriter may reasonably request.

         (g) If required, the Company will register the Notes pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (h) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Sponsor or the Company, the Sponsor shall furnish or cause to be furnished such documents and use reasonable efforts to take any such other action.

         (i) The Sponsor will not, without the prior written consent of the Underwriter, publicly offer or sell in the United States any asset backed notes or asset backed certificates or other similar securities representing interests in or secured by motor vehicle retail installment sale contracts secured by new and/or used automobiles and light duty trucks originated or owned by the Sponsor for a period of thirty days following the commencement of the offering of the Notes to the public.

         7. The Sponsor will pay (or will promptly reimburse the Company and/or the Underwriter to the extent that the Company and/or the Underwriter shall have paid or otherwise incurred) all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes,
(ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under the Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriter may designate (including fees and disbursements of counsel for the Underwriter with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc.,
(v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents and any Blue Sky Memorandum and the furnishing to the Underwriter and dealers of copies of the Registration Statement, any preliminary prospectus and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (vi) the fees and disbursements of the counsel of the Sponsor and the Company and accountants and all fees and disbursements of Underwriter's counsel, (vii) any fees and expenses payable to the Clearing Agency, (viii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes and (ix) any fees and expenses of the Owner Trustee and the Indenture Trustee.

         8. The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy in all material respects, as of the date hereof and the Closing Date, of the representations and warranties on the part of the Sponsor herein, to the accuracy of the statements of officers of the Sponsor and the Company made in any writing delivered at the Closing pursuant to the provisions hereof, to the performance by each of the Sponsor and the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) At the Closing Date, KPMG, LLP shall have furnished to the Underwriter letters with respect to each of the preliminary prospectus and the Prospectus, substantially in the forms of the drafts to which the Underwriter previously agreed and otherwise in form and substance satisfactory to the Underwriter and KPMG, LLP.

         (b) The Prospectus used to confirm sales of Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with
Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, contemplated by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

         (c) The Underwriter shall have received officer's certificates, dated the Closing Date, signed by any Vice President, Secretary or more senior officer of the Sponsor, representing and warranting that, as of the Closing Date, the representations and warranties of the Sponsor in this Agreement and/or the other Basic Documents are true and correct, that the Sponsor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the other Basic Documents at or prior to the Closing Date, and that since October 31, 2002 there has been no material adverse change, or any development involving a material adverse change, in or affecting particularly the Originator's portfolio of Motor Vehicle Loans or the business or properties of the Trust, the Sponsor or its Affiliates which materially impairs the investment quality of the Notes.

         (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a material adverse change, in or affecting the business, operations, financial condition or properties of the Trust, the Sponsor or its Affiliates which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes, (ii) any downgrading in the rating of any debt securities of the Sponsor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading of such rating).

         (e) Lizabeth R. Nichols, internal counsel to the Sponsor, shall have furnished to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, with respect to certain corporate matters relating to the Sponsor, certain perfection matters under Alabama law, certain securities law matter relating to the Sponsor, the validity of the Securities and such other matters as the Underwriter may request.

         (f) Balch & Bingham, LLP, special Alabama counsel of the Sponsor, shall have furnished to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, with respect to certain corporate matters relating to the Sponsor, certain perfection matters under Alabama law, certain Alabama state tax matters, certain matters regarding the transfer of the Receivables to the Company and such other matters as the Underwriter may request.

          (g) Burr & Forman LLP, special Georgia counsel of the Sponsor, shall have furnished to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, with respect to certain corporate matters relating to the Sponsor, certain perfection matters under Georgia law and such other matters as the Underwriter may request.

          (h) Mayer, Brown, Rowe & Maw, special Texas counsel of the Sponsor, shall have furnished to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, with respect to certain corporate matters relating to the Sponsor, certain perfection matters under Texas law and such other matters as the Underwriter may request.

          (i) Mayer, Brown, Rowe & Maw, special counsel to the Company, shall have furnished to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, with respect to certain corporate matters and securities law matters relating to the Company.

          (j) Mayer, Brown, Rowe & Maw, counsel to the Sponsor and the Underwriter, shall have furnished its written opinion, dated the Closing Date, with respect to certain insolvency matters relating to the Sponsor.

          (k) The Underwriter shall have received an opinion of Mayer, Brown, Rowe & Maw, counsel to the Sponsor and the Underwriter, dated the Closing Date, with respect to certain federal income tax matters relating to the Trust and the Notes and the Sponsor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (l) The Underwriter shall have received an opinion addressed to the Underwriter from Richards, Layton and Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and its counsel.

          (m) The Underwriter shall have received from Seward & Kissell, LLP, counsel for the Indenture Trustee a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriter and its counsel.

          (n) The Underwriter shall have received from Dewey Ballantine, LLP, counsel for the Insurer a favorable opinion, dated the Closing Date and satisfactory in form and substance to the underwriter and its counsel.

          (o) Lizabeth R. Nichols, counsel of the Sponsor, shall have furnished to the Underwriter a written memorandum, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel, with respect to certain enforceability and compliance matters relating to the Receivables.

          (p) If any Rating Agency shall have requested any legal opinion, officer's certificate or other document not required by this Agreement, the Underwriter also shall have received such legal opinion, officer's certificate or other document together with a letter from the party delivering such opinion, certificate or document allowing the Underwriter to rely on such opinion, certificate or document as if it were addressed to the Underwriter.

          (q) The Class A-1 Notes shall have been rated in the highest possible short term rating category by each of the Rating Agencies and the Class A-2 Notes and Class A-3 Notes shall have been rated in the highest possible long-term rating category by each of the Rating Agencies.

          (r) On the Closing Date, the representations and warranties of the Sponsor herein and in the other Basic Documents will be true and correct in all material respects.

          (s) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the Basic Documents shall have been paid by the Sponsor at or prior to the Closing Date.

          (t) The Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretary of State of the State of Alabama and the Secretary of State of the State of Delaware reflecting the interest of each of the Company, the Owner Trustee and the Indenture Trustee in the Receivables, the other Trust Property and the proceeds thereof.

          (u) The Collection Account, the Pre-funding Account, Capitalized Interest Account and the Reserve Account shall have been established in accordance with the terms of the Sale and Servicing Agreement.

          9. The Company, the Sponsor and the Underwriter agree to the following indemnification and contribution provisions:

          (a) The Sponsor agrees to indemnify and hold harmless the Underwriter and the Company and each person, if any, who controls the Underwriter or the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by the Underwriter or the Company or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Sponsor or the Company shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information or the Company Information; provided that the foregoing indemnity with respect to any untrue statement or omission in any preliminary prospectus shall not inure to the benefit of the Underwriter or the Company (or to the benefit of any person controlling the Underwriter or the Company) from whom the person asserting any losses, claims or damages purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Sponsor or the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

          (b) The Company agrees to indemnify and hold harmless the Underwriter and the Sponsor and each person, if any, who controls the Underwriter and the Sponsor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by the Underwriter, the Sponsor or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished such amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission in the Prospectus other than any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Company Information.

          (c) The Underwriter agrees to indemnify and hold harmless the Sponsor and the Company, each director and officer of the Sponsor and the Company and each person who controls the Sponsor or the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sponsor and the Company to the Underwriter, but only with reference to Underwriter Information delivered by the Underwriter.

          (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Section 9 except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred promptly following submission of a documented request for such reimbursement. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Sponsor, their directors, officers and control persons shall be designated in writing by the Sponsor and any such separate firm for the Company, its directors, officers and control persons shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have made two requests of an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the second aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such requests prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (e) If the indemnification provided for in subsections 9(a), (b) and
(c) is determined by a court to be unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Person on the one hand and the Indemnifying Person on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Sponsor and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Notes, the relative benefits received by the Company on the one hand and the Sponsor on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Sponsor and the transaction fee received by the Company bear to the aggregate public offering price of the Notes, the relative benefits received by the Underwriter on the one hand and the Sponsor on the other shall be deemed to be in the same respective proportions as the total underwriting discounts and the commission received by the Underwriter and the net proceeds from the offering (before deducting expenses) received by the Sponsor bear to the aggregate offering price of the Notes, the relative benefits received by the Underwriter on the one hand and the Company on the other shall be deemed to be in the same respective proportions as the total underwriting discounts and the commission received by the Underwriter and the transaction fee received by the Company bear to the aggregate offering price of the Notes, and the relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the transaction fee received by the Company and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Notes. The relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Company or by any of the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Sponsor, the Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall
(i) the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with the offering of the Notes exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) the Company be required to contribute any amount in excess of the amount by which the transaction fee received by the Company exceeds the amount of any damages that the Company has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to the respective aggregate principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

          (g) The indemnity and contribution agreements contained in this
Section 9 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          (h) The indemnity and contribution agreements contained in this
Section 9 and the representations and warranties of the Sponsor and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Sponsor or the Company or any of their officers or directors or any other person controlling the Sponsor or the Company and (iii) acceptance of and payment for any of the Notes.

          10. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Sponsor and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, or there shall have been any setting of minimum prices for trading on either such exchange; (ii) trading of any securities of or guaranteed by the Sponsor shall have been suspended or halted on any exchange or in any over-the-counter market; (iii) a moratorium on commercial banking activities in New York, Illinois, Delaware or Alabama shall have been declared by either federal, New York, Illinois, Delaware or Alabama authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus or enforce contracts for the sale of the Notes; (v) if the rating assigned by any nationally recognized securities rating agency (to which the Sponsor has applied for such rating) to any debt securities of or guaranteed by the Sponsor as of the date hereof shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of or guaranteed by the Sponsor on what is commonly termed a "watch list" for possible downgrading; or (vi) if there shall have come to the Underwriter's attention any facts that would cause the Underwriter to reasonably determine in good faith that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          11. [Reserved].

         12. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Sponsor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Sponsor shall be unable to perform its obligations under this Agreement or any condition of the Underwriter's obligations cannot be fulfilled, the Sponsor agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated thereunder.

         13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter, c/o Banc One Capital Markets, Inc., Mail Suite IL1-0596, 1 Bank One Plaza, Chicago, Illinois 60670 (Facsimile
No: (312) 732-4487), Attention: Elizabeth R. Cohen. Notices to the Sponsor shall be given to it at 1900 Crestwood Boulevard, Birmingham, Alabama 35210 (Facsimile
No.: (205) 951-4085), Attention: Michael Anderson. Notices to the Company shall be given to it at c/o Banc One Capital Markets, Inc., Mail Suite IL1-0596, 1 Bank One Plaza, Chicago, Illinois 60670 (Facsimile No: (312) 732-4487),
Attention: Elizabeth R. Cohen.

         14. This Agreement shall inure to the benefit of and be binding upon the Sponsor, the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                            [SIGNATURE PAGES FOLLOW]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Sponsor and the Underwriter in accordance with its terms.

                                              Very truly yours,

                                              BOND SECURITIZATION, L.L.C.


                                                     By: /s/ James R. Pomposelli
                                                         -----------------------
                                                     Name: James R. Pomposelli
                                                     Title: Managing Director

                                          NEW SOUTH FEDERAL SAVINGS BANK


                                                 By: /s/ Roger D. Murphree
                                                     ---------------------------
                                                 Name: Roger D. Murphree
                                                 Title: Executive Vice President

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

BANC ONE CAPITAL MARKETS, INC.
As Underwriter

By: /s/ Elizabeth R. Cohen
    -------------------------
   Name: Elizabeth R. Cohen
   Title: Director

                                   SCHEDULE I

-----------------------------------------------------------------------------------------------------
                                      Initial                Initial             Initial
                                      Principal Amount       Principal Amount    Principal Amount
                                      of Class A-1           of Class A-2        of Class A-3
                                      Asset-Backed           Asset-Backed        Asset-Backed
                                      Notes                  Notes               Notes
                                      --------------         --------------      --------------
-----------------------------------------------------------------------------------------------------
Banc One Capital Markets, Inc.        $35,000,000            $45,400,000         $56,951,213
-----------------------------------------------------------------------------------------------------
Purchase Price:                         100.00000%              99.99790%           99.97761%
-----------------------------------------------------------------------------------------------------